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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference into this Amendment No. 1 to Registration No. 333-13285 on Form S-3 of PennCorp Financial Group, Inc., of our report dated February 29, 1996 on the consolidated balance sheets of United Companies Life Insurance Company and its subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholder's equity, and cash flows for each of the two years in the period ended December 31, 1995, which report is included in the Annual Report on Form 10-K for the year ended December 31, 1996 of United Companies Life Insurance Company (subsequently renamed United Life & Annuity Insurance Company), with the Securities and Exchange Commission, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Baton Rouge, Louisiana

December 10, 1997